Exhibit 10.32

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of                         ,           , is by and among First Mariner Bancorp, an Maryland corporation (the “Company”), and                          (a “Standby Purchaser”).

WITNESSETH:

WHEREAS, the Company proposes pursuant to the Registration Statement (as defined herein), to commence an offering to holders of its common stock (the “Common Stock”) of record as of the close of business on                         ,            (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price of $                         per share for an aggregate offering amount of up to $                         million (the “Subscription Price” and, such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its shareholders of record as of the Record Date, at no charge, one Right for each share of Common Stock held by such shareholders as of the Record Date, and each Right will entitle the holder to purchase, for each share of Common Stock owned as of the Record Date, New Shares at the Subscription Price (the “Basic Subscription Privilege”); and

WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privileges up to the total number of New Shares, at the Subscription Price (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser (as defined herein) to agree, and the Standby Purchaser has agreed, (a) to acquire from the Company, at the Subscription Price, up to              shares of Common Stock (the “Standby Offering” and, together with the Rights Offering, the “Stock Offerings”) and (b) if the Standby Purchaser is an existing shareholder, to exercise its Basic Subscription Privilege in full and not to exercise its Over-Subscription Privilege; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Certain Other Definitions.  The following terms used herein shall have the meanings set forth below:

“Additional Shares” shall have the meaning set forth in Section 2(b) hereof.

“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that such Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.

“Agent” shall have the meaning set forth in Section 5(f) hereof.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Shares” shall have the meaning set forth in Section 2(b) hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of Maryland.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at the offices of Kilpatrick Stockton LLP in Washington, D.C., at 10:00 a.m., Eastern Standard Time, on the Closing Date or at such other place and time as shall be agreed upon by the parties hereto.

“Closing Date” shall mean the date of the Closing.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Cure Period” shall have the meaning set forth in Section 8(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operations or business of the Company and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry.

“New Shares” shall have the meaning set forth in the recitals hereof.

“Non-Disclosure Agreement” shall have the meaning set forth in Section 12 hereof.

“Over-Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Pro Rata Share” shall mean, with respect to each shareholder of the Company as of the Record Date, such shareholder’s ownership percentage of all issued and outstanding Common Stock as of the Record Date.

“Prospectus” shall mean the final Prospectus, including any information relating to the Rights Offering, including the Rights and the underlying shares of Common Stock, and the additional shares of Common Stock to be offered and sold in the Standby Offering, that is filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A of the Securities Act to be part of such registration statement, each as amended, for use in connection with the issuance of the Rights and the Rights Offering.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean                         , 2010, provided that the Company shall have the option to extend the Rights Offering, for any reason, until                         , 2010.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (Commission File No. 333-163560) initially filed with the Commission on December 8, 2009, together with all exhibits thereto and any prospectus supplement relating to the Rights and the underlying shares of Common Stock, and the additional shares of Common Stock to be offered and sold in the Standby Offering, that is filed with the Commission and deemed by virtue of Rule 430A of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.

“Securities” shall mean the New Shares and Additional Shares that are purchased by the Standby Purchaser pursuant to Section 2(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Standby Offering” shall have the meaning set forth in the recitals hereof.

“Standby Purchasers” shall mean the Standby Purchaser and certain other parties with whom the Company has entered into Standby Purchase Agreements that are substantially similar to this Agreement, except as described herein.

“Stock Offerings” shall have the meaning set forth in the recitals hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(iv) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Termination Notice” shall mean a notice from the Company indicating that the Board, in the exercise of its good faith judgment, has determined to terminate or suspend indefinitely the Rights Offering contemplated hereby.

“Unsubscribed Shares” shall have the meaning set forth in Section 2(a) hereof.

Section 2.                                          Standby Purchase Commitment.

(a)                                  The Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, up to              shares of Common Stock that remain available for issuance in the Stock Offerings after the issuance of all shares of Common Stock validly subscribed for through the exercise of Rights, including the exercise of all Over-Subscription Privileges, in the Rights Offering (such remaining shares being hereinafter referred to as the “Unsubscribed Shares”).

If the Standby Purchaser is an existing shareholder, the Standby Purchaser hereby agrees (i) to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, all of the New Shares that will be available for purchase by the Standby Purchaser pursuant to its Basic Subscription Privilege (“Basic Shares”) and (ii) the Standby Purchaser agrees not to exercise, and to cause its Affiliates not to exercise, the Over-Subscription Privilege to which such Standby Purchaser and its Affiliates would otherwise be entitled in the Rights Offering.

(b)                                 In the event there is not a sufficient number of Unsubscribed Shares remaining upon completion of the Rights Offering (including the exercise of all Over-Subscription Privileges) to allow the Standby Purchaser to purchase at least              shares pursuant to Section 2(a) (the “Minimum Shares”), subject to the maximum number of shares of Common Stock being offered for sale in the Stock Offerings as set forth in the Registration Statement, the Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price and otherwise in accordance with this Agreement, sufficient additional shares so that the Standby Purchaser shall have purchased the Minimum Shares.  The shares to be issued and sold to the Standby Purchaser (other than the New Shares purchased by the Standby Purchaser) in order that the Standby Purchaser may purchase the Minimum Shares are hereinafter referred to as the “Additional Shares.” Provided, however, that in no event shall the Standby Purchaser be entitled to purchase Additional Shares in excess of the number of shares of Common Stock that would result in the

Standby Purchaser becoming a beneficial owner (within the meaning of Section 13(d)(3) of the Exchange Act) of 5.0% of the issued and outstanding shares of Common Stock after giving effect to the Stock Offerings.

(c)                                  Payment of the Subscription Price for the Securities shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the Securities to the Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

(d)                                 The Standby Purchaser and the Company acknowledge and agree that the Company has entered into, or contemplates entering into, one or more other Standby Purchase Agreements with certain other parties on terms substantially similar to this Agreement, except that they may provide for the purchase of a different number of Basic Shares, a different maximum number of Unsubscribed Shares and a different number of Minimum Shares.  The Unsubscribed Shares available for issuance to the Standby Purchasers and any Additional Shares that the Company shall have elected to issue shall be allocated (to the extent any allocation thereof is necessary) as nearly as possible on a pro rata basis among the Standby Purchasers based upon the number of Securities subscribed for by each such Standby Purchaser, after giving effect to the limitation set forth in Section 2(b).

Section 3.                                          Representations and Warranties of the Company.  The Company represents and warrants to the Standby Purchaser as follows:

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on its business as now conducted.

(b)                                 This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)                                  The Registration Statement was declared effective by the Commission on                          and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  On the effective date, the Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  On the Closing Date, the Registration Statement and the Prospectus will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Registration Statement or in the Prospectus.

(d)                                 All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, or any material agreement or instrument to which the Company is a party or by which it is bound.

Section 4.                                          Representations and Warranties of the Standby Purchaser.  The Standby Purchaser represents and warrants to the Company as follows:

(a)                                  (i)                                     If the Standby Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.

(ii)                                  If the Standby Purchaser is a corporation, the Standby Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to perform its obligations under this Agreement.

(iii)                               If the Standby Purchaser is a trust, the trustee has been duly appointed as trustee of the Standby Purchaser with full power and authority to act on behalf of the Standby Purchaser and to perform the obligations of the Standby Purchaser under this Agreement.

(iv)                              If the Standby Purchaser is a partnership or limited liability company, the Standby Purchaser is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to perform its obligations under this Agreement.

(b)                                 The Standby Purchaser is acquiring his Securities for his own account, with the intention of holding the Securities for investment and with no present intention of participating, directly or indirectly, in a distribution of the Securities; and he will not make any sale, transfer or other disposition of the Securities for a period of one year from the Closing Date.

(c)                                  The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon his knowledge and experience in financial and business matters, he is familiar with the investments of the type that he is undertaking to purchase; he is fully aware of the problems and risks involved in making an investment of this type; and he is capable of evaluating the merits and risks of this investment.  The Standby Purchaser acknowledges that, prior to executing this Agreement, he has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(d)                                 This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e)                                  None of the Standby Purchasers are affiliates (within the meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a group (within the meaning of Section 13(d)(3) of the Exchange Act) and have no current intention to act in the future in a manner that would make them members of such a group.

Section 5.                                          Deliveries at Closing.

(a)                                  At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates representing the number of shares of Common Stock issued to the Standby Purchaser pursuant to Section 2 hereof.

(b)                                 At the Closing, the Standby Purchaser shall deliver to the Company payment in an amount equal to the Subscription Price multiplied by the Securities purchased by such Standby Purchaser, as set forth in Section 2(c) hereof.

Section 6.                                          Covenants.

(a)                                  Covenants.  The Company agrees as follows between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof:

(i)                                     To use commercially reasonable efforts to effectuate the Rights Offering;

(ii)                                  As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information.  The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iii)          To operate the Company’s business in the ordinary course of business consistent with past practice;

(iv)          To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, the Standby Purchaser of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(v)           Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options and shares of Common Stock issuable under the proposed amendment to the Company’s 2004 Long Term Incentive Plan;

(vi)          Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock; and

(vii)         Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock, other than ordinary quarterly dividends, regularly declared and paid in accordance with past practice.

(b)           Certain Acquisitions.  Between the date hereof and the Closing Date, the Standby Purchaser and its respective Affiliates shall not acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchaser or its Affiliates (i) from the Company pursuant to Section 2 of this Agreement or (ii) from the Standby Purchaser or any of its respective Affiliates.

(c)           Information.  The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate and will make any information furnished to the Company for the Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Public Statements.  Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of any

Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

(e)           Regulatory Filing.  If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

Section 7.              Conditions to Closing.

(a)           The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect;

(iii)          As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Global Market (a “Market Adverse Effect”);

(iv)          The Company shall have received shareholder approval of the sale to the Standby Purchasers and an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of authorized Common Stock;

(v)           The Company shall have obtained any required federal or state approvals for the Stock Offerings on conditions reasonably satisfactory to the Company; and

(vi)          No circumstances have occurred that would result in the Standby Purchaser, individually or otherwise with any other person or entity, being required to register as a depository institution holding company under federal or state laws or regulations, or to submit an application, or notice, to a federal regulatory authority.

(b)           The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            The representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and

(ii)           The Standby Purchaser shall have executed and delivered a lock-up agreement substantially in the form of Exhibit A hereto.

(c)           The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement;

(ii)           No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii)          The New Shares and the Securities shall have been authorized for listing on the Nasdaq Global Market;

(iv)          Any applicable waiting period shall have expired or been terminated thereunder with respect to such purchase; and

(v)           The Company must sell a minimum of $                       million shares of Common Stock in the Stock Offerings, which amount includes purchases by the Standby Purchasers.

Section 8.              Termination.

(a)           This Agreement may be terminated at any time prior to the Closing Date, by the Standby Purchaser by written notice to the Company if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire seven (7) days after the expiration of such Cure Period.

(b)           This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other party hereto:

(i)            At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach; or

(ii)           At any time after                         , unless the Closing has occurred prior to such date.

(c)           This Agreement may be terminated by the Company in the event:

(i)            The Company determines that it is not in the best interests of the Company and its shareholders to go forward with the Stock Offerings; or

(ii)           Consummation of the Standby Offering is prohibited by law, rule or regulation.

(d)           The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to Section 7(a), 7(b)(ii) or (c) shall be without liability of the Company or the Standby Purchaser.

Section 9.              Survival.  The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 10.            Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

First Mariner Bancorp

1501 South Clinton Street

Baltimore, Maryland 21224

Attention: Edwin F. Hale, Sr.

Chairman and Chief Executive Officer

Telephone: (410) 342-2600

Facsimile:

With a copy to:

Kilpatrick Stockton LLP

Suite 900, 607 14th Street, NW

Washington, DC 20005-2018

Attention: Edward G. Olifer, Esq.

Telephone: (202) 508-5882

Facsimile: (202) 504-5614

If to the Standby Purchaser:

Attention:

Telephone:

Facsimile:

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

Section 11.            Assignment.  This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith.

Section 12.            Entire Agreement.  Except as specifically set forth herein, the Company and the Standby Purchaser mutually agree to be bound by the terms of the non-disclosure agreement dated                          (the “Non-Disclosure Agreement”) previously executed by the Company and the Standby Purchaser, which Non-Disclosure Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Non-Disclosure Agreement.  The Company and the Standby Purchaser agree that such Non-Disclosure Agreement shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.  The Non-Disclosure Agreement and this Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Non-Disclosure Agreement, with respect to the standby purchase commitments with respect to the Securities and the New Shares.  Other than with respect to matters set forth or referred to in the Non-Disclosure Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 13.            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 14.            Severability.  If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

Section 15.            Extension or Modification of Rights Offering.  The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.

Section 16.            Miscellaneous.

(a)           The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.

(b)           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY

FIRST MARINER BANCORP

BY:
Name: Edwin F. Hale, Sr.
Title: Chairman and Chief Executive Officer

STANDBY PURCHASER

BY:
Name:
Title:

EXHIBIT A

LOCK-UP AGREEMENT